      As Filed With the Securities and Exchange Commission on June 30, 1997
                                                    Registration No. 33-________


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON. D.C. 20549


                            -------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER

                           THE SECURITIES ACT OF 1933

                            -------------------------


                                   DISC, INC.
             (Exact name of registrant as specified in its charter)

           CALIFORNIA                                            77-0126925
(State or other jurisdiction                                (I.R.S. Employer
of incorporation or organization)                           Identification No.)

                372 TURQUOISE STREET, MILPITAS, CALIFORNIA 95035
               (Address of Principal Executive Offices) (Zip Code)

                         ------------------------------

                         CONSULTING SERVICES AGREEMENTS
                            (Full Title of the Plans)

                         ------------------------------

             J. Richard Ellis, President and Chief Executive Officer
                372 Turquoise Street, Milpitas, California 95035
                     (Name and address of agent for service)

                                 (408) 934-7000
          (Telephone number, including area code, of agent for service)

                                    Copy to:
                                K.C. Schaaf, Esq.
                             Jeffrey B. Coyne, Esq.
          Stradling, Yocca, Carlson & Rauth, a Professional Corporation
      660 Newport Center Drive, Suite 1600, Newport Beach, California 92660



                         CALCULATION OF REGISTRATION FEE

==================================================================================================
Title of Securities    Amount To Be     Proposed Maximum    Proposed Maximum          Amount of
 To Be Registered       Registered          Offering       Aggregate Offering     Registration Fee
                                        Price Per Share         Price (1)
==================================================================================================
   Common Stock,
    no par value      46,161 shares        $3.375(1)           $155,793(1)             $47.21
==================================================================================================

(1) The aggregate offering price for 46,161 shares of Common Stock registered hereby, which are to be offered to the Registrant's consultants pursuant to the Plan, is estimated solely for the purpose of calculating the registration fee, in accordance with Rule 457(h)(1), on the basis of the price of securities of the same class as determined in accordance with Rule 457(c), using the average of the closing bid and asked price of the Common Stock of the Registrant on Nasdaq Small Cap on June 25, 1997.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents are incorporated herein by reference:

         (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, containing its financial statements for its fiscal year ended December 31, 1996.

         (b) The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997.

         (c) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the Annual Report referred to in (a) above.

         (d) The description of the Registrant's Common Stock that is contained in the Registrant's Registration Statement on Form 8-A filed under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating that description.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all of such securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents, except as to any portion of any future annual or quarterly report to stockholders or document that is not deemed filed under such provisions. For the purposes of this registration statement, any statement in a document incorporated by reference shall be deemed to be modified or superseded to the extent that a statement contained in this registration statement modifies or supersedes a statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.


Item 4.  Description of Securities.

         Not applicable.


Item 5.  Interests of Named Experts and Counsel.

         Not applicable.


Item 6.  Indemnification of Directors and Officers.

         Section 317 of the California General Corporation Law makes provision for the indemnification of officers and directors in terms sufficiently broad to include indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Act"). The Articles of Incorporation of the Company authorize the Company to provide indemnification of its officers, directors and agents for breach of duty to the Company and its shareholders through bylaw provisions or indemnification agreements, or both, in excess of the indemnification otherwise permitted by California law, subject to certain limitations.

         In addition, as permitted by Section 204(a)(10) of the California General Corporation Law, the Articles of Incorporation of the Company provide that a director of the Company shall not be liable to the Company or its shareholders for monetary damages to the fullest extent permissible under California law. However, as provided by California law, such limitation of liability will not act to limit the liability of a director for (i) acts or omissions that involve intentional misconduct or a knowing and culpable violation of law, (ii) acts or omissions that a director believes to be contrary to the best interest of the Company or its shareholders or that involve the absence of good faith on the part of the director, (iii) any transaction from which a director derived an improper personal benefit, (iv) acts or omissions that show a reckless disregard for the director's duty to the Company or its shareholders in circumstances in which the director was aware or should have been aware, in the ordinary course of performing a director's duties, of a risk of serious injury to the Company or its shareholders, (v) acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the Company or its shareholders, (vi) any improper transactions between a director and the Company in which the director has a material financial interest or (vii) any unlawful distributions to the shareholders of the Company or any unlawful loan of money or property to, or a guarantee of the obligation of, any director or officer of the Company.

         In addition, the Company has entered into separate Indemnification Agreements with each of its directors.


Item 7.  Exemption from Registration Claimed.

         Not applicable.


Item 8.  Exhibits.

         The following exhibits are filed as part of this Registration
Statement:

         Number                     Description

         4.1      Consulting Services Agreement with John W. Meadows

         4.2      Consulting Services Agreement with David J. Kalstrom

         5 Opinion of Stradling, Yocca, Carlson & Rauth, a Professional Corporation, Counsel to the Registrant.

         23.1 Consent of Stradling, Yocca, Carlson & Rauth, a Professional Corporation (included in the Opinion filed as Exhibit 5).

         23.2     Consent of Price Waterhouse LLP, independent accountants.

         24 Power of Attorney (included on signature page to the Registration Statement at page S-1).


Item 9.  Undertakings.

         (a) The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

                           (i) To include any prospectus required by Section
                  10(a)(3) of the Securities Act;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                           (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                  Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by these paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milpitas, State of California, on the 27th day of June, 1997.

                                    DISC, INC.


                                    By:   /s/ J. Richard Ellis
                                          ----------------------------------
                                          J. Richard Ellis
                                          President, Chief Executive Officer
                                          and Chairman of the Board

                                POWER OF ATTORNEY

         We, the undersigned officers and directors of DISC, Inc., do hereby constitute and appoint J. Richard Ellis and Henry Madrid, or either of them, our true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

      Signature                                  Title                                    Date
      ---------                                  -----                                    ----
/s/ J. Richard Ellis            President, Chief Executive Officer and                June 27, 1997
---------------------------     Chairman of the Board (Principal Executive
J. Richard Ellis                Officer)


/s/ Henry Madrid                Vice President of Finance and Chief                   June 27, 1997
---------------------------     Financial Officer (Principal Financial and
Henry Madrid                    Accounting Officer)


/s/ Frank T. Connors            Director                                              June 27, 1997
---------------------------
Frank T. Connors

/s/ F. Rigdon Currie            Director                                              June 27, 1997
---------------------------
F. Rigdon Currie

/s/ Michael D. Kaufman          Director                                              June 27, 1997
---------------------------
Michael D. Kaufman

/s/ Arch J. McGill              Director                                              June 27, 1997
---------------------------
Arch J. McGill

/s/ Michael A. McManus, Jr.      Director                                             June 27, 1997
---------------------------
Michael A. McManus, Jr.

                                  EXHIBIT INDEX



Exhibit                                                                             Sequential
 Number                       Description                                          Page Number
-------                       -----------                                          -----------

  4.1          Consulting Services Agreement with John W. Meadows                        7

  4.2          Consulting Services Agreement with David J. Kalstrom                      8

  5            Opinion of Stradling, Yocca, Carlson & Rauth, a Professional
               Corporation, Counsel to the Registrant.                                   9

 23.1          Consent of Stradling, Yocca, Carlson & Rauth, a Professional
               Corporation (included in the Opinion filed as Exhibit 5).                 N/A

 23.2          Consent of Price Waterhouse LLP, independent accountants.                 10

 24            Power of Attorney (included on signature page to the Registration
               Statement at page S-1).                                                   N/A